EX-23.1

                         Consent of Independent Auditors

                                                                    Exhibit 23.1

The Board of Directors
At Comm Corporation:


We consent to incorporation by reference in the Registration Statement filed on or about May 22, 2000, on Amendment No. 1 to Form S-3 of At Comm Corporation of our report dated February 11, 2000, relating to the consolidated balance sheets of At Comm Corporation and subsidiaries, (formerly Xiox Corporation and subsidiaries), as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999, Annual Report on Form 10-KSB of At Comm Corporation, (formerly Xiox Corporation), and to the reference of our firm under the heading "Experts" in the Prospectus.


                                                              / /   KPMG LLP
                                                              --------------
                                                                    KPMG LLP



Mountain View, California
May 22, 2000



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